CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Miscellaneous Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our reports dated May 26, 2010, in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A No. 333-132380) and related Prospectuses and Statement of Additional Information of WisdomTree Trust.

ERNST & YOUNG LLP

New York, New York

July 22, 2010